EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-254285 on Form S-1 of our report dated March 11, 2021 (April 19, 2021 as to the effects of the restatement discussed in Note 11 and subsequent events in Note 21), relating to the financial statements of The Fortegra Group, LLC. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York
April 19, 2021